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COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                                                 EXHIBIT 12.1
The South Financial Group, Inc. and Subsidiaries
($ in thousands)





                                                           THREE MONTHS ENDED           NINE MONTHS ENDED
                                                           SEPTEMBER 30, 2000           SEPTEMBER 30, 2000
                                                        --------------------------  ---------------------------

EARNINGS:
  Income from continuing operations
     before income taxes.....................         $                    (6,694)                      (1,020)

ADD:
  (a) Fixed charges..........................                              57,443                      156,079

DEDUCT:
  (a) Interest capitalized during year.......                              ------                       ------
                                                        --------------------------  ---------------------------

Earnings, for computation purposes...........         $                    50,749                      155,059
                                                        ==========================  ===========================



FIXED CHARGES:
  Interest on indebtedness, expensed or capitalized   $                    56,765                      153,722
  Portion of rents representative of the
     interest factor..........................                                638                        2,239
  Amortization of debt expense................                                 39                          118
                                                        --------------------------  ---------------------------

Fixed charges, for computation purposes.......        $                    57,443                      156,079
                                                        ==========================  ===========================


RATIO OF EARNINGS TO FIXED CHARGES.............                              0.88 x                       0.99 x x
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